Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Announces Changes to Executive Management

CEO, Private Capital Guy F. Jaquier to Retire from Prologis; Diana Scott to Join as Chief Human Resources Officer

SAN FRANCISCO (May 15, 2013) – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today announced changes to its executive management team.

Guy F. Jaquier, CEO, Private Capital, Prologis, will retire from the company in 2013, following the successful transition of his responsibilities. Upon his retirement, Jaquier will continue as a member of the company’s Investment Committee.

“On behalf of Prologis, I want to thank Guy for his many contributions to Prologis’ success,” said Hamid R. Moghadam, chairman and CEO. “During his 13-year tenure, Guy has played a critical role in establishing and expanding our business outside the U.S. as well as re-energizing our Private Capital franchise.”

Jaquier commented: “This is a personal decision and I am in a fortunate position where I can scale back my full-time professional pursuits. I appreciate the opportunity to have been part of the company and look forward to helping guide its significant growth through my continued role on Investment Committee.”

“Going forward, activities formerly part of Prologis Capital Partners will expand to encompass both public and private strategic capital initiatives focused on distinct geographies within our global platform,” said Moghadam. “The leadership of this function will be integrated into our entire executive team, rather than managed as a separate line of business.”

Additionally, as part of a previously planned transition, Nancy J. Hemmenway, chief human resources officer, will retire from Prologis on Dec. 31, 2013. Diana Scott will join the company as chief human resources officer on June 24, 2013. Scott was most recently senior vice president, Human Resources, for John Hancock Financial, the U.S. division of Toronto-based Manulife Financial Corp. She was responsible for all Human Resources activities for John Hancock’s employees located in the United States and Canada. Scott has also held a variety of line positions within John Hancock, including leading the Group Insurance division, Retail Long-Term Care Insurance operations, and John Hancock’s eBusiness unit.

“Diana’s experience, energy and drive will be a strong addition to our executive leadership team,” said Moghadam. “She brings a wealth of knowledge and expertise in managing businesses and will be an important addition to our management team as we pursue our growth plans. I am delighted to have her join our team.”

About Prologis

Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of March 31, 2013, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 559 million square feet (51.9 million square

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meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, disposition activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.

Media Contacts

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Atle Erlingsson, Tel: +1 415 733 9495, aerlingsson@prologis.com, San Francisco

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